EXECUTION VERSION
AMENDMENT NUMBER SIX
to the
Second Amended and Restated Master Repurchase Agreement
Dated as of January 2, 2018
between
JEFFERIES FUNDING LLC and
LOANDEPOT.COM, LLC

This AMENDMENT NUMBER SIX (this “Amendment”) is made as of this 28th day of June, 2022, by and between Jefferies Funding LLC (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Second Amended and Restated Master Repurchase Agreement, dated as of January 2, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Buyer and Seller.
WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect certain agreed upon changes set forth below; and
WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1.Amendments. Effective as of the date hereof (the “Effective Date”), the Agreement is hereby amended as follows:
(a)Paragraph 2 of the Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:
“Credit Limit” shall mean, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.
“Credit Line Agreement” shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.
“Draw” shall mean, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.
“Draw Date” shall mean the date on which a Draw Transaction is entered into by Buyer.
“Draw Transaction” shall mean an additional funding of Purchase Price with respect to Purchased Mortgage Loans that are HELOCs, and subject to a Transaction hereunder in order to fund one or more Draws or reimburse a Subservicer for advances made by it pursuant to the applicable servicing agreement for the purpose of funding one or more Draws thereunder.
“Draw Transaction Request” shall mean a request to enter into a Draw Transaction executed and delivered by Seller to Buyer in accordance with Section 3(j).
“HELOC” shall mean a Mortgage Loan that is a home equity line of credit secured by a mortgage, deed of trust or other instrument creating a first lien or second lien on the related Mortgaged Property, which lien secures the related line of credit.

“Maximum HELOC Amount” shall mean, with respect to a HELOC, the maximum amount that the related Mortgagor is permitted to draw under such HELOC, assuming that no other Draws are outstanding under such HELOC.
“Purchase Price Increase” shall mean an increase in the Purchase Price of a Purchased Mortgage Loan resulting from the funding or reimbursement of a Draw (if applicable) by Buyer in respect of one or more Purchased Mortgage Loans that are HELOCs, which shall be equal to the sum of (calculated with respect to each such Purchased Mortgage Loans) the product of (x) the Applicable Percentage times (y) the related Market Value times (z) the amount of the Draw being funded or reimbursed.
“Second Lien Mortgage Loan” shall mean a Mortgage Loan that is secured by the Lien on the Mortgaged Property and is subject to only to one prior Lien on such Mortgaged Property securing financing obtained by the related Mortgagor.
“Transaction” shall have the meaning set forth in Section 1 of this Agreement and shall include Draw Transactions (if applicable) as the context shall require.
(b)Paragraph 2 of the Agreement is hereby further amended by deleting the definitions of “Eligible Mortgage Loan”, “Interest Period” and “Mortgage” in their respective entireties and replacing them with the following:
“Eligible Mortgage Loan” shall mean a First Lien Mortgage Loan or Second Lien Mortgage Loan that (i) is secured by an Eligible Property, (ii) satisfies each of the loan-level representations and warranties set forth on Schedule 1 hereto, (iii) satisfies each of the additional, applicable criteria set forth on Exhibit A to the Pricing Side Letter in the column entitled “Additional Criteria”, (iv) does not exceed the applicable sublimits set forth on Exhibit A to the Pricing Side Letter in the column entitled “Sublimits”, (v) is not delinquent (except with respect to GNMA EBOs), and (vi) is otherwise deemed by Buyer in its sole discretion to be eligible for purchase hereunder, on the related Purchase Date. Buyer shall have the right to mark the Market Value of any Mortgage Loan to zero and/or require the repurchase of such Mortgage Loan if such Mortgage Loan does not satisfy the foregoing criteria, unless Buyer and Seller otherwise agree.
“Interest Period” shall mean, with respect to any Transaction (including, if applicable, a Draw Transaction), the period commencing on the Purchase Date (or in the case of a Draw Transaction, if applicable, on the related Draw Date) with respect to such Transaction and ending on the calendar day prior to the related Repurchase Date. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.
“Mortgage” shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first or second Lien on the fee simple estate in such real property which secures the Note.
(c)Paragraph 3 of the Agreement is hereby amended by adding the following new subparagraph (j) immediately following subparagraph (i) thereof:
    (j)    Draw Transactions. Buyer shall enter into each Draw Transaction subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Draw Transaction and also after giving effect to the consummation thereof:
        (i)    No more frequently than one (1) time per week, Seller may request in writing that Buyer enter into a Draw Transaction by delivering a completed Draw Transaction Request to Buyer, and shall, in connection with such request, provide the amount of all Draws funded or to be funded with respect to the Mortgage Loans that are HELOCs;
        (ii)    For each proposed Draw Transaction, no less than two (2) Business Days prior to the proposed Draw Date, Seller shall deliver to Buyer the following: (a) the aggregate

Draw requests with respect to the related Mortgage Loans that are HELOCs to which the Draw Transaction relates, each executed by the related Mortgagor (to the extent applicable), and (b) an updated Mortgage Loan Schedule with respect to all Mortgage Loans that are HELOCs reflecting the outstanding principal balance thereof, total loan limit, total principal payments as most recently reported by the related Servicer or Subservicer since the last Mortgage Loan Schedule and the related proposed Draw amounts thereunder;
        (iii)    Upon the approval by Buyer of a particular Draw Transaction, on the related Draw Date, Buyer shall remit the related Purchase Price Increase to the Seller; and
        (vi)    No Potential Default, or Event of Default shall have occurred and/or be continuing (unless the proposed Transaction would cure any of the foregoing).
(d)Schedule 1 to Annex 1 of the Agreement is hereby amended by deleting clauses (f), (l), (t), (v), (z), (nn) and (oo) in their respective entireties and replacing them with the following:
    (f)    Hazard Insurance. Each Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer approved by Buyer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan with respect to each Mortgage Loan (or with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan), (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (or with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the related first lien Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan), (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard Mortgagee clause naming Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as Mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the Mortgagee. No such notice has been received by Seller. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

    (l)    Valid Assignment; Valid Lien. Each Assignment of Mortgage from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage is freely assignable without the consent of the related Mortgagor. The Mortgage is a valid, subsisting, enforceable and perfected first or second Lien and first priority security interest with respect to each Mortgage Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the Mortgaged Property. The Lien of the Mortgage is subject only to:
    (1)    the lien of current real property taxes and assessments not yet due and payable;
    (2)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the related Mortgaged Property set forth in such appraisal;
    (3)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and
    (4)    with respect to each Second Lien Mortgage Loan, a prior mortgage lien on the Mortgaged Property.
    Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second Lien and first priority security interest with respect to each Mortgage Loan, on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
    (t)    No Holdbacks. Other than with respect to HELOCs, the principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Purchase Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.
    (v)    Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an American Land Title Association lender’s title insurance policy or comparable policy acceptable to Fannie Mae or Freddie Mac and approved for use in the applicable jurisdiction and each such title insurance policy is issued by a title insurer acceptable in the industry and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority Lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), and (3) below of paragraph (l) of this Schedule 1 and, with respect to each Second Lien Mortgage Loan, clause (4) of paragraph (l) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the mortgage interest rate and monthly payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
    (z)    No Defaults. Except with respect to GNMA EBOs, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the first Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the first Lien mortgage contains a provision which allows or (B) applicable law requires, the Mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such Mortgagee an opportunity to cure any default by payment in full or otherwise under the first lien mortgage.
    (nn)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the origination of the Mortgage Loan have been or will be consolidated with the outstanding principal amount secured by the Mortgage and evidenced by the Note, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. Except with respect to Second Lien Mortgage Loans, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan, by a title insurance policy, an endorsement to the policy insuring the Mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
    (oo)    Collection Practices; Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments (other than Second Lien Mortgage Loans for which the mortgagee under the related first lien Mortgage Loan is collecting Escrow Payments), all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(e)Schedule 1 to Annex 1 of the Agreement is hereby further amended by adding the following paragraph (mmm) immediately following paragraph (lll) thereof:
    (mmm)    Payment Terms. With respect to each HELOC, the related Mortgagor may request advances up to the Credit Limit within the first ten years following the date of origination. Each HELOC will amortize within 30 years from the date of origination. No Draw has been made with respect to a HELOC that causes the outstanding principal balance thereunder to exceed the Maximum HELOC Amount.
Section 2.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Paragraph 23(b) of the Agreement.
Section 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
Section 4.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
Section 5.Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.
Section 6.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
Section 7.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING LLC, as Buyer By: /s/Anthony Constantine Name: Anthony Constantine Title: Managing Director	LOANDEPOT.COM, LLC, as Seller By: /s/ Patrick Flanagan Name: Patrick Flanagan Title: Chief Financial Officer

Signature Page to Amendment Number Six to Second Amended and Restated MRA (Jefferies/loanDepot)